EXHIBIT 99.1


                         AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                             RULE 13d-1(k) UNDER THE
                             SECURITIES ACT OF 1934

     The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Date: April 20, 2001                        /s/ Gary R. Dowell
                                            -----------------------------------
                                            Gary R. Dowell




                                            /s/ Janet M. Dowell
                                            -----------------------------------
                                            Janet M. Dowell